NSAR ITEM 77O
October 1, 2001 to March 31, 2002
VK Florida Insured Tax Free Income Fund
10f-3 Transactions



Underwriting #   Underwriting    Purchased    Amount of    % of        Date of
                                 From         shares    underwriting   Purchase


    1             Kissimmee      J.P. Morgan  1,000,000  2.25%         10/05/01
              Utility Authority

    2        Hillsborough Co.FL  Paine Webber 1,480      0.63%         01/15/02
                 School Brd

    3           Orange Co FL     Paine Webber 1,000      1.28%         02/28/02
                 School Brd



Underwriters for #1
A.G. Edwards & Sons, Incorporated
Morgan Stanley & Co. Incorporated

Underwriters for #2

UBS PaineWebber Inc.
Salomon Smith Barney Inc.
Morgan Stanley
A.G. Edwards & Sons Inc.
Siebert Brandford Shank & Co.
Jackson Securities, Inc.
William R. Hough & Co.
First Union National Bank
Loop Capital Markets
Raymond James & Associates

Underwriters for #3

UBS PaineWebber Inc.
Salomon Smith Barney Inc.
A.G. Edwards & Sons, Inc.
Gardnyr Michael Capital
Jackson Securities Inc.
Merrill Lynch & Co.
Morgan Stanley & Co.
Loop Capital Markets